SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549


                                 FORM 8-K/A

                        AMENDMENT TO CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934
                              Amendment No. 1


    Amendment to Current Report on Form 8-K Dated January 1, 1998


                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)


                                  Kentucky
               (State or other jurisdiction of incorporation)

        1-2918                                           61-0122250
(Commission File Number)                              (I.R.S. Employer
                                                       Identification No.)


 1000 Ashland Drive, Russell, Kentucky                        41169
(Address of principal executive offices)                    (Zip Code)


P.O. Box 391, Ashland, Kentucky                               41114
        (Mailing Address)                                   (Zip Code)


    Registrant's telephone number, including area code (606) 329-3333





Item 7.  Financial Statements and Exhibits

     (a) Audited Financial Statements of Marathon Oil Company downstream businesses.

    (b) Pro Forma Financial Information (unaudited) to reflect Ashland Inc.'s acquisition of a 38% interest in a joint venture (Marathon Ashland Petroleum LLC) formed to combine the major elements of Ashland Inc.'s and Marathon Oil Company's respective petroleum supply, refining, marketing and transportation businesses.

    (c)  Exhibits
         23        Consent of Independent Accountants.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ASHLAND INC.
                                         (Registrant)



    Date:  March 17, 1998
                                         Name:  Thomas L. Feazell
                                         Title: Senior Vice President, General
                                                 Counsel and Secretary

                                                     Exhibit Index

            Exhibit No.

         23        Consent of Independent Accountants.

ITEM 7(a)
                     Report of Independent Accountants



To the Board of Directors of
Marathon Oil Company

In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of changes in Marathon investment present fairly, in all material respects, the financial position of Marathon Oil Company Downstream Businesses (a division of Marathon Oil Company) at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Downstream's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP

Pittsburgh, PA
March 12, 1998



                                          MARATHON OIL COMPANY DOWNSTREAM BUSINESSES



                                                 AUDITED FINANCIAL STATEMENTS

                                                       December 31, 1997



                                                           CONTENTS



FINANCIAL STATEMENTS:                                                                                                      Page

     STATEMENT OF OPERATIONS----------------------------------------------------------------------------------              1
     BALANCE SHEET--------------------------------------------------------------------------------------------              2
     STATEMENT OF CASH FLOWS----------------------------------------------------------------------------------              3
     STATEMENT OF CHANGES IN MARATHON INVESTMENT--------------------------------------------------------------              4

NOTES TO FINANCIAL STATEMENTS:

     NOTE A     -  BUSINESS DESCRIPTION AND BASIS OF PRESENTATION---------------------------------------------              5
     NOTE B     -  SUMMARY OF PRINCIPAL ACCOUNTING POLICIES---------------------------------------------------              5
     NOTE C     -  MARATHON INVESTMENT, ALLOCATIONS AND RELATED PARTY TRANSACTIONS----------------------------              7
     NOTE D     -  EMPLOYEE BENEFIT PLANS---------------------------------------------------------------------              7
     NOTE E     -  REVENUES-----------------------------------------------------------------------------------              8
     NOTE F     -  NET INTEREST AND OTHER FINANCIAL COSTS-----------------------------------------------------              8
     NOTE G     -  INCOME TAXES-------------------------------------------------------------------------------              9
     NOTE H     -  INVENTORIES--------------------------------------------------------------------------------             10
     NOTE I     -  INVESTMENTS AND LONG-TERM RECEIVABLES------------------------------------------------------             11
     NOTE J     -  SALES OF RECEIVABLES-----------------------------------------------------------------------             12
     NOTE K     -  PROPERTY, PLANT AND EQUIPMENT--------------------------------------------------------------             12
     NOTE L     -  LONG-TERM DEBT-----------------------------------------------------------------------------             13
     NOTE M     -  SUPPLEMENTAL CASH FLOW INFORMATION---------------------------------------------------------             13
     NOTE N     -  LEASES-------------------------------------------------------------------------------------             14
     NOTE O     -  DERIVATIVE INSTRUMENTS---------------------------------------------------------------------             15
     NOTE P     -  FAIR VALUE OF FINANCIAL INSTRUMENTS--------------------------------------------------------             16
     NOTE Q     -  CONTINGENCIES AND COMMITMENTS--------------------------------------------------------------             16



MARATHON OIL COMPANY DOWNSTREAM BUSINESSES

STATEMENT OF OPERATIONS (Dollars in millions)

                                                                                                 Year Ended December 31
                                                                                       -----------------------------------------
                                                                                           1997           1996           1995
                                                                                           ----           ----           ----

Revenues - Note E                                                                      $   13,630      $  14,151      $  12,074
                                                                                       ----------      ---------      ---------

Costs and expenses:
    Cost of sales (excludes items shown below)                                              9,899         10,726          8,642
    Selling, general and administrative expenses                                              247            216            199
    Depreciation and amortization                                                             173            173            178
    Taxes other than income taxes                                                           2,809          2,838          2,792
    Inventory market valuation charges (credits) - Note H                                     283           (209)           (70)
                                                                                       ----------      ----------     ----------

                Total costs and expenses                                                   13,411         13,744         11,741
                                                                                       ----------      ---------      ---------

Income from operations                                                                        219            407            333

Net interest and other financial costs - Note F                                                45             41             36
                                                                                       ----------      ---------      ---------

Income before income taxes                                                                    174            366            297

Provision for estimated income taxes - Note G                                                  59            133            107
                                                                                       ----------      ---------      ---------

Net income                                                                             $      115      $     233      $     190
                                                                                       ==========      =========      =========



The accompanying notes are an integral part of these financial statements.

MARATHON OIL COMPANY DOWNSTREAM BUSINESSES

BALANCE SHEET (Dollars in millions)

                                                                                                               December 31
                                                                                                       -------------------------
                                                                                                          1997           1996
                                                                                                          ----           ----
Assets
    Current assets:
       Cash and cash equivalents                                                                       $      23      $       30
       Receivables, less allowance for doubtful accounts of
         $2 and $2  - Note J                                                                                 574             159
       Inventories - Note H                                                                                  939           1,242
       Related party investments - Note C                                                                      -             287
       Other current assets                                                                                    6              10
                                                                                                       ---------      ----------
                Total current assets                                                                       1,542           1,728

    Investments and long-term receivables - Note I                                                            82              65
    Property, plant and equipment - net - Note K                                                           1,744           1,726
    Other noncurrent assets                                                                                   19              14
                                                                                                       ---------      ----------
                Total assets                                                                           $   3,387      $    3,533
                                                                                                       =========      ==========

Liabilities
    Current liabilities:
       Accounts payable                                                                                $     847      $      943
       Payroll and benefits payable                                                                           35              23
       Accrued taxes                                                                                          25              28
       Deferred income taxes - Note G                                                                        175             285
       Long-term debt due within one year - Note L                                                             4              44
                                                                                                       ---------      ----------
                Total current liabilities                                                                  1,086           1,323

    Long-term debt - Note L                                                                                   34              29
    Long-term notes payable to related party - Note C                                                         69             327
    Long-term deferred income taxes - Note G                                                                 222             201
    Employee benefits - Note D                                                                                26              25
    Deferred credits and other liabilities                                                                    61              45
                                                                                                       ---------      ----------
                Total liabilities                                                                          1,498           1,950

Marathon investment                                                                                        1,889           1,583
                                                                                                       ---------      ----------


                Total liabilities and Marathon investment                                              $   3,387      $    3,533
                                                                                                       =========      ==========








The accompanying notes are an integral part of these financial statements.

MARATHON OIL COMPANY DOWNSTREAM BUSINESSES

STATEMENT OF CASH FLOWS (Dollars in millions)

                                                                                                 Year Ended December 31
                                                                                       -----------------------------------------
                                                                                           1997           1996           1995
                                                                                           ----           ----           ----

Decrease in cash and cash equivalents

Operating activities:
Net income                                                                             $      115      $     233      $      190
Adjustments to reconcile to net cash provided
    from operating activities:
       Depreciation and amortization                                                          173            173             178
       Inventory market valuation charge (credits)                                            283           (209)            (70)
       Deferred income taxes                                                                  (88)            70              40
       Gain on disposal of assets                                                             (12)            (9)             (6)
       Changes in:
         Current receivables  - third party sales agreement terminated - Note J                 -              -            (319)
                              - sold to affiliates - Note J                                  (489)           135             354
                              - operating turnover                                             74            (65)            (99)
         Inventories                                                                           20             60              49
         Current accounts payable and accrued expenses                                        (87)            86              75
       All other - net                                                                         (2)           (20)            (39)
                                                                                       -----------     ----------     ----------
                Net cash (used in) provided from operating activities                         (13)           454             353
                                                                                       -----------     ---------      ----------

Investing activities:
Capital expenditures                                                                         (198)          (230)           (174)
Disposal of assets                                                                             19             15              14
Investments in equity affiliates                                                                -             (3)              -
                                                                                       ----------      ----------     ----------
                Net cash used in investing activities                                        (179)          (218)           (160)
                                                                                       -----------     ----------     ----------

Financing activities:
Debt   - additions                                                                             10             -               -
       - repayments                                                                           (45)            (5)             (4)
Investment in related party preferred stock                                                   287           (103)            (73)
Net change in Marathon advances                                                               191           (196)           (188)
Notes payable to related party                                                               (258)            55              72
                                                                                       -----------     ----------     ----------

                Net cash provided from (used in) financing activities                         185           (249)           (193)
                                                                                       -----------     ----------     ----------

Net decrease in cash and cash equivalents                                                      (7)           (13)             -

Cash and cash equivalents at beginning of year                                                 30             43              43
                                                                                       ----------      ---------      ----------

Cash and cash equivalents at end of year                                               $       23      $      30      $       43
                                                                                       ==========      =========      ==========


See Note M for supplemental cash flow information.








The accompanying notes are an integral part of these financial statements.

MARATHON OIL COMPANY DOWNSTREAM BUSINESSES

STATEMENT OF CHANGES IN MARATHON INVESTMENT (Dollars in millions)



Marathon investment at December 31, 1994                                                               $   1,544

    Net income for the year ended December 31, 1995                                                          190
    Net change in Marathon advances                                                                         (188)
                                                                                                       ------------

Marathon investment at December 31, 1995                                                                   1,546

    Net income for the year ended December 31, 1996                                                          233
    Net change in Marathon advances                                                                         (196)
                                                                                                       ------------

Marathon investment at December 31, 1996                                                                   1,583

    Net income for the year ended December 31, 1997                                                          115
    Net change in Marathon advances                                                                          191
                                                                                                        -----------

Marathon investment at December 31, 1997                                                               $   1,889
                                                                                                       ============








The accompanying notes are an integral part of these financial statements.

MARATHON OIL COMPANY DOWNSTREAM BUSINESSES

NOTES TO FINANCIAL STATEMENTS


NOTE A - BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

On December 12, 1997, Marathon Oil Company (Marathon), a wholly owned subsidiary of USX Corporation (Parent), entered into an asset transfer and contribution agreement with Ashland Inc. (Ashland) providing for the formation of Marathon Ashland Petroleum LLC (MAP). Effective January 1, 1998, Marathon contributed substantially all of its refining, marketing and transportation operations and certain petroleum supply operations comprising the downstream business (collectively, "Downstream") to MAP. Downstream operated as a business division of Marathon. Marathon has a 62% ownership interest in MAP.

Downstream's contributed assets included four operating refineries, 1,544 service stations operated by Emro Marketing Company, 306 Marathon branded retail outlets primarily operated by dealers, 51 product terminals and 5,586 miles of owned, leased and partially owned pipelines. Downstream markets refined products through the Marathon brand and its Emro Marketing Company brands, which include Speedway, Bonded, Cheker, Starvin' Marvin, United, Gastown, Wake-Up, and Kwik-Sak. Downstream contributed agreements to supply petroleum products to 2,159 Marathon branded retail outlets operated by independent dealers and jobbers.

The accompanying financial statements pertain to the business which was contributed to MAP, and represent a carve-out financial statement presentation of Marathon's downstream operations. The financial statements include allocations and estimates of direct and indirect Marathon corporate administrative costs attributable to Downstream. The methods by which such amounts are attributed or allocated are deemed reasonable by management.


NOTE B - SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Principles applied in consolidation - Investments in undivided interest pipelines are consolidated on a pro rata basis. Investments in other entities over which Downstream has significant influence are accounted for using the equity method of accounting and are carried at Downstream's share of net assets plus advances. The proportionate share of income from these equity method investments is included in revenues.

Use of estimates - Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year.

Cash and cash equivalents - Cash and cash equivalents include cash on hand and on deposit, and highly liquid debt instruments with maturities generally of three months or less.

Inventories - Inventories are carried at lower of cost or market. Cost of inventories is determined primarily under the last-in, first-out (LIFO) method.

Long-lived assets - Property, plant and equipment are depreciated principally by the straight-line method. When property or major facility depreciated on an individual basis is sold or otherwise disposed of, any gain or loss is reflected in income. Proceeds from disposal of other facilities depreciated on a group basis are credited to the depreciation reserve with no immediate effect on income. Expenditures for maintenance and repairs, including those for refinery turnarounds, are expensed.

Downstream evaluates impairment of its assets individually or by logical groupings. Assets deemed to be impaired are written down to their fair value, including any related goodwill, using discounted future cash flows and if available, comparable market value analyses.

Derivative instruments - Downstream engages in commodity risk management activities within the normal course of its business as an end-user of derivative instruments (see Note O). Management is authorized to manage exposure to price fluctuations related to the purchase and sale of crude oil and refined products through the use of a variety of derivative financial and nonfinancial instruments. Derivative financial instruments require settlement in cash and include such instruments as over-the-counter
(OTC) commodity swap agreements and OTC commodity options. Derivative nonfinancial instruments require or permit settlement by delivery of commodities and include exchange-traded commodity futures contracts and options. At times, derivative positions are closed prior to maturity, simultaneous with the underlying physical transaction, and the effects are recognized in income accordingly. Downstream's practice does not permit derivative positions to remain open if the underlying physical market risk has been removed. Changes in the market value of derivative instruments are deferred, including both closed and open positions, and are subsequently recognized in income, as sales or cost of sales, in the same period as the underlying transaction. The effect of changes in the market indices related to OTC swaps are recorded and recognized in income with the underlying transaction. Premiums on all commodity-based option contracts are initially recorded based on the amount paid or received; the options' market value is subsequently recorded as a receivable or payable, as appropriate. The margin receivable accounts required for open commodity contracts reflect changes in the market prices of the underlying commodity and are settled on a daily basis.

Recorded deferred gains or losses are reflected within other noncurrent assets or deferred credits and other liabilities. Cash flows from the use of derivative instruments are reported in the same category as the hedged item in the statement of cash flows.

Environmental Remediation - Downstream provides for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Prior to January 1, 1997, the timing of remediation accruals generally coincided with completion of a feasibility study or commitment to a formal plan of action. Remediation liabilities are accrued based on estimates of known environmental exposure and are discounted in certain instances. If recoveries of remediation costs from third parties are probable, a receivable is recorded.

Effective January 1, 1997, the Parent adopted American Institute of Certified Public Accountants Statement of Position No. 96-1, "Environmental Remediation Liabilities" (SOP 96-1), which provides additional interpretation of existing accounting standards related to recognition, measurement and disclosure of environmental remediation liabilities. As a result of adopting SOP 96-1, Downstream identified additional environmental remediation liabilities of $11 million. Estimated receivables for recoverable costs related to adoption of SOP 96-1 were $4 million. The net unfavorable effect on Downstream's 1997 income from operations at January 1, 1997 was $7 million.

Insurance - Downstream is insured for catastrophic casualty and certain property exposures, as well as those risks required to be insured by law or contract. Costs resulting from noninsured losses are charged against income upon occurrence.

Income taxes - Historically, Downstream's results were included in the consolidated federal income tax return filed by the Parent. The income tax provision for each period presented represents the current and deferred income taxes that would have resulted if Downstream's operations were a stand-alone taxable entity filing its own income tax returns. Accordingly, the calculation of tax provisions and deferred taxes necessarily require certain assumptions, allocations and estimates which management believes are reasonable to reflect the tax reporting for Downstream as a stand-alone taxpayer.

Stock-based compensation - During 1996, the Parent adopted Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," for disclosure only, and elected to continue to follow the accounting provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

NOTE C - MARATHON INVESTMENT, ALLOCATIONS AND RELATED PARTY TRANSACTIONS

For purposes of these separate financial statements, payables and receivables related to transactions between Downstream and Marathon, as well as liabilities and refunds related to income taxes, are included as a component of the Marathon investment.

Downstream purchased crude oil from Marathon at transfer prices that were intended to reflect market prices, in the amounts of $578 million, $735 million and $624 million for the years ended December 31, 1997, 1996, and 1995, respectively. Downstream sales to the Parent and its wholly owned subsidiaries for the years ended December 31, 1997, 1996, and 1995, were not material. Marathon provided Downstream with certain services including data processing, legal and financial services, other corporate functions and office space. Charges for these services were allocated based on usage or other methods that management believed to be reasonable and amounted to $113 million, $105 million, and $96 million for the years ended December 31, 1997, 1996, and 1995, respectively. The Parent uses a centralized cash management system under which cash receipts of Downstream were remitted to the Parent and cash disbursements of Downstream were funded by the Parent.

USX Portfolio Delaware, Inc. (PFD), a wholly owned subsidiary of the Parent, has extended borrowing facilities to Downstream at interest rates based on a market based calculation. Borrowings outstanding at December 31, 1997 and 1996 were $69 million and $327 million, respectively. The average rate on the PFD variable rate notes during 1997 was 6.5%. Downstream invests in redeemable preferred stock of PFD. Dividends on the preferred stock are declared and settled daily in either additional shares of PFD preferred stock or cash. The preferred stock is redeemable by PFD at $2,000 per share, and any stockholder may require PFD to redeem all or part of its stock. Downstream investments in redeemable preferred stock of PFD at December 31, 1997 and 1996 were $0 and $287 million, respectively.


NOTE D - EMPLOYEE BENEFIT PLANS

Marathon has noncontributory defined benefit pension plans covering substantially all employees of Downstream. Benefits under these plans are based primarily upon years of service and career earnings. The funding policy for all plans provides that payments to the pension trusts shall be equal to the minimum funding requirements of the Employee Retirement and Income Security Act, plus such additional amounts as may be approved. For the purposes of these separate financial statements, Downstream, with the exception of Emro Marketing Company, is considered to be participating in multiemployer benefit plans. No charges have been allocated to Downstream for the Marathon defined benefit pension plans for the years ended December 31, 1997, 1996, and 1995, as the plans are in an overfunded position.

Emro Marketing Company has a noncontributory defined benefit pension plan covering substantially all of the retail marketing employees. Benefits under this plan are based primarily on years of service and career earnings. The net pension cost was $6 million, $6 million, and $4 million for the years ended December 31, 1997, 1996, and 1995, respectively. The net pension liability included in the balance sheet was $11 million at December 31, 1997 and 1996.

Marathon also has defined benefit retiree health insurance plan covering most employees upon their retirement. Health benefits are primarily provided through comprehensive hospital, surgical and major medical benefit provisions subject to various cost sharing features. For the purposes of these separate financial statements, Downstream, with the exception of the marketing business, is considered to be participating in multiemployer benefit plans. Downstream's allocated share of employee benefit expenses was $12 million, $14 million, and $13 million for the years ended December 31, 1997, 1996, and 1995, respectively.

Certain Downstream management employees participate in the Parent's stock-based compensation program. For 1997, 1996 and 1995, Downstream recorded allocated compensation expenses of $6 million, $2 million, and $1 million, respectively.

NOTE E - REVENUES

The items below are included in revenues and costs and expenses, with no effect on income.

                                                                                            1997          1996           1995
                                                                                            ----          ----           ----
                                                                                                       (Millions)

Consumer excise taxes on petroleum products and merchandise                             $   2,736      $   2,768       $   2,708
Matching crude oil and refined product buy/sell transactions
     settled in cash                                                                        2,322          2,746           1,926


NOTE F - NET INTEREST AND OTHER FINANCIAL COSTS


                                                                                           1997           1996         1995
                                                                                           ----           ----         ----
                                                                                                       (Millions)

    Interest and other financial income:
      PFD dividend income                                                              $       15      $      11       $       7
                                                                                       ----------      ---------       ---------


    Interest and other financial costs:
      Interest on PFD notes                                                            $       24      $      18       $      13
      Expenses on sales of accounts receivable (See Note J)                                    32             29              23
      Other                                                                                     4              5               7
                                                                                       -----------     ----------      ---------
                Total                                                                          60             52              43
                                                                                       -----------     ----------      ---------

Net interest and other financial costs                                                 $       45      $      41       $      36
                                                                                       ==========      =========       =========




NOTE G - INCOME TAXES

Income tax provisions and related assets and liabilities are determined on a stand-alone basis (see Note B).

Provisions (credits) for estimated income taxes:

                                    1997                                  1996                                  1995
                    --------------------------------        ------------------------------       --------------------------------
                    Current      Deferred      Total        Current     Deferred     Total       Current    Deferred     Total
                    -------      --------      -----        -------     --------     -----       -------    --------     -----
                                 (Millions)                            (Millions)                            (Millions)

Federal             $    132       $  (77)   $     55       $    59      $     61   $    120     $     62     $     37   $     99
State and local           15          (11)          4             4             9         13            5            3          8
                    --------       -------     ------       -------      --------   --------     --------     --------   --------

       Total        $    147       $  (88)     $   59       $    63      $     70   $    133     $     67     $     40   $    107
                    ========       =======     ======       =======      ========   ========     ========     ========   ========



A reconciliation of federal statutory tax rate (35%) to total provisions follows:

                                                                                           1997           1996           1995
                                                                                           ----           ----           ----
                                                                                                       (Millions)

Statutory rate applied to income before income taxes                                   $       61       $    128      $      104
Effects of partially owned companies                                                           (5)            (4)             (3)
State and local income taxes after federal income tax benefit                                   3              9               5
Other                                                                                           -              -               1
                                                                                       ----------      ---------      ----------
       Total provisions                                                                $       59      $     133      $      107
                                                                                       ==========      =========      ==========



Deferred tax assets and liabilities resulted from the following:

                                                                                                               December 31
                                                                                                        -----------------------
                                                                                                          1997           1996
                                                                                                          ----           ----
                                                                                                               (Millions)
Deferred tax assets:
    Minimum tax credit carryforwards                                                                   $       -      $       14
    Expected federal benefit for deducting state
      deferred income taxes                                                                                   11              14
    Employee benefits                                                                                         20              19
    Other                                                                                                     27              20
                                                                                                       ---------      ----------
       Total deferred tax assets                                                                              58              67
                                                                                                       ---------      ----------

Deferred tax liabilities:
    Property, plant and equipment                                                                            231             222
    Inventory                                                                                                203             314
    Other                                                                                                     21              17
                                                                                                       ---------      ----------
       Total deferred tax liabilities                                                                        455             553
                                                                                                       ---------      ----------

       Net deferred tax liabilities                                                                    $     397      $      486
                                                                                                       =========      ==========






NOTE H - INVENTORIES

Inventories consist of the following:

                                                                                                               December 31
                                                                                                       ------------------------
                                                                                                          1997           1996
                                                                                                          ----           ----
                                                                                                               (Millions)

Crude oil and natural gas liquids                                                                      $     443      $      455
Refined products and merchandise                                                                             733             743
Supplies and sundry items                                                                                     46              44
                                                                                                       ---------      ----------
       Total (at cost)                                                                                     1,222           1,242
Less inventory market valuation reserve                                                                      283               -
                                                                                                       ---------      ----------

       Net inventory carrying value                                                                    $     939      $    1,242
                                                                                                       =========      ==========



Inventories of crude oil and refined products are valued by the LIFO method. The LIFO method accounted for 94% and 96% of total inventory at December 31, 1997 and December 31, 1996, respectively.

The inventory market valuation reserve reflects the extent that the recorded LIFO cost basis of crude oil and refined products inventories exceeds net realizable value. The reserve is decreased to reflect increases in market prices and inventory turnover and increased to reflect decreases in market prices. Changes in the inventory market valuation reserve result in noncash charges or credits to costs and expenses.

NOTE I - INVESTMENTS AND LONG-TERM RECEIVABLES


                                                                                                               December 31
                                                                                                       ------------------------
                                                                                                          1997           1996
                                                                                                          ----           ----
                                                                                                               (Millions)

Equity method investments                                                                              $      34      $      34
Receivables due after one year                                                                                48             31
                                                                                                       ---------      ---------

       Total                                                                                           $      82      $      65
                                                                                                       =========      ==========


The following represents summarized financial information of affiliates accounted for by the equity method of accounting:

                                                                                           1997           1996           1995
                                                                                           ----           ----           ----
                                                                                                       (Millions)

Income data:
    Revenues                                                                           $      126      $     118      $      115
    Operating income                                                                           42             39              32
    Net income                                                                                 11             26               2




                                                                                                               December 31
                                                                                                       ------------------------
                                                                                                          1997           1996
                                                                                                          ----           ----
                                                                                                               (Millions)
Balance sheet data:
    Current assets                                                                                     $      23      $       18
    Noncurrent assets                                                                                        583             612
    Current liabilities                                                                                       70              81
    Noncurrent liabilities                                                                                   435             459


Downstream purchases from equity affiliates totaled $30 million, $34 million and $35 million in 1997, 1996 and 1995, respectively. Downstream sales to equity affiliates were not material.

NOTE J - SALES OF RECEIVABLES

Downstream participated in an agreement (the program) to sell to the Parent an undivided interest in certain accounts receivable. At December 31, 1997, the amount sold under the program that had not been collected was zero, since the program was terminated in December 1997. The amount sold under the program averaged $412 million in 1997, $424 million in 1996 and $363 million in 1995.




NOTE K - PROPERTY, PLANT AND EQUIPMENT

                                                                                                               December 31
                                                                                                       ------------------------
                                                                                                          1997           1996
                                                                                                          ----           ----
                                                                                                               (Millions)

Refining                                                                                               $      1,455   $    1,386
Marketing                                                                                                     1,292        1,203
Transportation                                                                                                  550          544
                                                                                                       ------------   ----------
       Total                                                                                                  3,297        3,133
Less accumulated depreciation and amortization                                                                1,553        1,407
                                                                                                       ------------   ----------

       Net                                                                                             $      1,744   $    1,726
                                                                                                       ============   ==========


Property, plant and equipment includes gross assets acquired under capital leases of $24 million at December 31, 1997 and 1996; the related amounts for the years 1997 and 1996 in accumulated depreciation and amortization were $24 million.

NOTE L - LONG-TERM DEBT

                                                                                                               December 31
                                                                                                        -----------------------
                                                                                                          1997           1996
                                                                                                          ----           ----
                                                                                                               (Millions)

7.35% mortgage note for asset acquisition, due 1997                                                    $       -      $      40
7.75% debt issued for asset acquisition, due 1998                                                              4              9
Other due 2000, various rates                                                                                 10             -
Capitalized lease obligations (guaranteed by Parent)                                                          24             24
                                                                                                       ---------      ---------

       Total                                                                                                  38             73

Less amount due within one year                                                                                4             44
                                                                                                       ---------      ---------

       Long-term debt due after one year                                                               $      34      $      29
                                                                                                       =========      =========





NOTE M - SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                                 Year Ended December 31
                                                                                       ----------------------------------------
                                                                                           1997           1996           1995
                                                                                           ----           ----           ----
Cash used in operating activities includes:
    Interest and other financial costs paid (net of amounts capitalized),              $      (50)     $     (51)     $     (43)
         including amounts paid to PFD
    Income taxes paid                                                                        (147)           (63)           (67)


Noncash investing and financing activities:
    Dividend income from PFD received in redeemable
      preferred stock of PFD                                                           $       15      $      11      $       7


NOTE N - LEASES

Future minimum commitments for capital leases and for operating leases having remaining noncancelable lease terms in excess of one year are as follows:

                                                                       Capital          Operating
                                                                       Leases             Leases
                                                                      --------          ----------
                                                                              (Millions)

1998                                                                  $     2            $     29
1999                                                                        2                  23
2000                                                                        2                  23
2001                                                                        2                  17
2002                                                                        2                  14
Later years                                                                27                  61
                                                                      -------            --------

    Total minimum lease payments                                      $    37            $    167
                                                                                         ========

Less imputed interest costs                                                13
                                                                      -------
     Present value of net minimum lease payments
       included in long-term debt                                     $    24
                                                                      =======


Operating lease rental expense:

                                                                                           1997           1996           1995
                                                                                           ----           ----           ----
                                                                                                       (Millions)

Minimum rental                                                                         $       42      $      39      $      39
Contingent rental                                                                              10             10             10
Sublease rentals                                                                               (1)            (1)            (1)
                                                                                       -----------     ---------      ---------
       Net rental expense                                                              $       51      $      48      $      48
                                                                                       ==========      =========      =========


Downstream leases a wide variety of facilities and equipment under operating leases, including land and building space, office equipment, and transportation equipment. Most long-term leases include renewal options and, in certain leases, purchase options.

NOTE O - DERIVATIVE INSTRUMENTS

Downstream uses commodity-based derivative instruments to manage exposure to price fluctuations related to the anticipated purchase and sale of crude oil and refined products. The derivative instruments used, as part of an overall risk management program, include exchange-traded futures contracts and options, and instruments which require settlement in cash such as OTC commodity swaps and options. While risk management activities generally reduce market risk exposure due to unfavorable commodity price changes for raw material purchases and products sold, such activities can also encompass strategies which assume certain price risk in isolated transactions.

Downstream remains at risk for possible changes in the market value of the derivative instrument; however, such risk should be mitigated by price changes in the underlying hedged items. Downstream is also exposed to credit risk in the event of nonperformance by counterparties. The credit worthiness of counterparties is subject to continuing review, including the use of master netting agreements to the extent practical, and full performance is anticipated.

The following table sets forth quantitative information by class of derivative instruments:



                                                                                Fair          Carrying    Recorded
                                                                                Value          Amount     Deferred     Aggregate
                                                                               Assets          Assets      Gain or     Contract
(In millions)                                                             (Liabilities)(a)   (Liabilities) (Loss)      Values(b)
--------------------------------------------------------------------------------------------------------------------------------
December 31, 1997:
   Exchange-traded commodity futures                                         $      -       $      -      $      -     $     25
   Exchange-traded commodity options                                                 1   (c)       1             2          128
   OTC commodity swaps (d)                                                           -             -             -            1
   OTC commodity options                                                             -             -             -           -
                                                                             ---------     ---------      ---------     -------
        Total commodity derivatives                                          $       1      $      1      $      2     $    154
                                                                             =========      ========      ========     ========

-------------------------------------------------------------------------------------------------------------------------------
 December 31, 1996:
   Exchange-traded commodity futures                                         $       -       $     -      $     (1)    $     35
   Exchange-traded commodity options                                                (1)  (c)      (1)           (2)         251
   OTC commodity swaps (d)                                                          (1)            -             -           19
   OTC commodity options                                                             -             -            (1)           8
                                                                             -----------    -----------   ---------    ---------
            Total commodity derivatives                                      $      (2)     $     (1)     $     (4)    $    313
                                                                             =========      =========     ==========   ========

-------------------------------------------------------------------------------------------------------------------------------

(a) The fair value amounts for OTC positions are based on various indices or dealer quotes. The exchange-traded futures contracts and certain option contracts do not have a corresponding fair value since changes in the market prices are settled on a daily basis.

(b) Contract or notional amounts do not quantify risk exposure, but are used in the calculation of cash settlements under the contracts. The contract or notional amounts do not reflect the extent to which positions may offset one another.

(c) Includes fair values as of December 31, 1997 and 1996, for assets of $3 million and $1 million and liabilities of $(2) million and $(2) million, respectively.

(d) The OTC swap arrangements vary in duration with certain contracts extending into mid-1998.

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value of financial instruments classified as current assets or liabilities approximates carrying value due to the short-term maturity of the instruments. Fair value of investments and long-term receivables is based on discounted cash flows or other specific instrument analysis and approximates carrying value. Fair value of long-term debt instruments also approximates carrying value due to the short-term nature of the debt which is due in 2000. Downstream's unrecognized financial instruments consist of accounts receivables sold and financial guarantees. It is not practiable to estimate fair value of these forms of financial instrument obligations because there are no quoted market prices for transactions which are similar in nature. For details relating to sales of receivables, see Note
J. For details relating to financial guarantees, see Note Q.


NOTE Q - CONTINGENCIES AND COMMITMENTS

Downstream  is the  subject  of,  or  party  to,  a number  of  pending  or
threatened  legal  actions,   contingencies  and  commitments  relating  to
Downstream involving a variety of matters, including laws and regulations relating to the environment. Certain of these matters are discussed below.

Environmental matters - Downstream is subject to federal, state, local, and foreign laws and regulations relating to the environment. These laws generally provide for control of pollutants released into the environment and require responsible parties to undertake remediation of hazardous waste disposal sites. Penalties may be imposed for noncompliance. At December 31, 1997, and December 31, 1996, accrued liabilities for remediation totaled $47 million and $31 million, respectively. It is not presently possible to estimate the ultimate amount of all remediation costs that might be incurred or the penalties that might be imposed. Receivables for recoverable costs from certain states, under programs to assist companies in clean up efforts related to underground storage tanks at retail marketing outlets, were $42 million at December 31, 1997 and $23 million at December 31, 1996.

For a number of years, Downstream has made substantial capital expenditures to bring existing facilities into compliance with various laws relating to the environment. In 1997 and 1996, such capital expenditures for environmental controls totaled $42 million and $36 million, respectively. Downstream anticipates making additional such expenditures in the future; however, the exact amounts and timing of such expenditures are uncertain because of the continuing evolution of specific regulatory requirements.

Guarantees - At December 31, 1997 and December 31, 1996, Downstream's pro rata share of obligations of LOOP LLC and various pipeline affiliates secured by throughput and deficiency agreements totaled $142 million and $152 million, respectively. Under the agreements, Downstream is required to advance funds if the affiliates are unable to service debt. Any such advances are prepayments of future transportation charges.

Commitments - At December 31, 1997 and December 31, 1996, contract commitments for Downstream's capital expenditures for property, plant and equipment totaled $8 million and $18 million, respectively.

ITEM 7(B)  PRO FORMA FINANCIAL INFORMATION

Effective January 1, 1998, Ashland Inc. ("Registrant") and Marathon Oil Company ("Marathon") completed a transaction to form Marathon Ashland Petroleum LLC (the "Company"). Under the transaction, Registrant and Marathon contributed the major elements of their respective petroleum supply, refining, marketing and transportation businesses to the Company in exchange for, in the case of Registrant, a 38% interest in the Company and in the case of Marathon, a 62% ownership interest in the Company.

The following tables set forth certain unaudited pro forma financial information for Registrant giving effect to the formation of the Company. The pro forma consolidated balance sheet presents the results of the transaction assuming it occurred on September 30, 1997. The consolidated statement of income gives effect to the transaction using the audited financial statements of Registrant for the year ended September 30, 1997 and Marathon Oil Company Downstream Businesses for the year ended December 31, 1997.

The unaudited pro forma financial information may not be indicative of the financial position or results of operations of Registrant that would have resulted if the transaction had occurred as of the dates assumed or which will be obtained in the future. The consolidated statement of income indicates that Registrant's income from continuing operations would have been reduced from $279 million to $208 million as a result of the transaction. However, as indicated in Note (e) to that Statement, such reduction includes an after tax charge of $96 million to reduce the carrying value of the Company's LIFO inventories to market.




Ashland Inc.
Pro Forma Consolidated Balance Sheet (unaudited)
September 30, 1997
(In millions)

                                               Historical     Deconsolidate                     Pro Forma
                                                Balance        Contributed        Pro Forma       Balance
                      ASSETS                     Sheet          Businesses       Adjustments      Sheet
                                              -------------  ---------------  --------------  ---------------
Current assets
Cash and cash equivalents                      $       268       $        -       $      -     $     268
Accounts receivable                                  1,730             (585)             -         1,145
Inventories                                            729             (256)             -           473
Other current assets                                   268              (27)             -           241
                                              -------------  ---------------  --------------  ---------------
                                                     2,995             (868)             -         2,127
Investments and other assets
Investments in and advances to
  unconsolidated affiliates                             86            1,688            294 (a)     2,068
Other noncurrent assets                                805              (29)                         776
                                              -------------  ---------------  --------------  ---------------
                                                       891            1,659            294         2,844
Property, plant and equipment (net)                  3,891           (1,715)             -         2,176
                                              -------------  ---------------  --------------  ---------------
                                               $     7,777       $     (924)      $    294     $   7,147
                                              =============  ===============  ==============  ===============

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Debt due within one year                       $        93       $        -       $    252 (a) $     345
Trade and other payables                             2,045             (738)             -         1,307
Income taxes                                           123                -              -           123
                                              -------------  ---------------  --------------  ---------------
                                                     2,261             (738)           252         1,775
Noncurrent liabilities
Long-term debt                                       1,639                -             42 (a)     1,681
Employee benefit obligations                           854             (157)             -           697
Reserves of captive insurance subsidiaries             161                -              -           161
Other long-term liabilities                            565              (29)             -           536
                                              -------------  ---------------  --------------  ---------------
                                                     3,219             (186)            42         3,075
Minority interest in consolidated subsidiaries         273                -              -           273
Common stockholders' equity                          2,024                                         2,024
                                              -------------  ---------------  --------------  ---------------
                                               $     7,777       $     (924)     $     294     $   7,147
                                              =============  ===============  ==============  ===============




Note:
  (a)Represents leased assets which were purchased by Registrant and contributed to the Company, as well as lease obligations which were retained by Registrant with the related assets subleased to the Company for a nominal rental.


Ashland Inc.
Pro Forma Statement of Consolidated Income (unaudited)
Year Ended September 30, 1997
(In millions)

                                                                          Results of
                                                        Historical        Contributed        Pro Forma           Pro Forma
                                                         Results          Businesses        Adjustments           Results
                                                      ---------------   ----------------  ----------------     ---------------
Revenues                                                $     14,319       $     (6,700)      $         -        $      7,619
Costs and expenses                                           (13,829)             6,485               (19)(a)          (7,363)
                                                      ---------------   ----------------  ----------------     ---------------
Operating income                                                 490               (215)              (19)                256
Other income
      Interest expense (net of interest income)                 (170)                (1)              (17)(b)            (188)
      Equity income                                               15                 (5)              143 (c)             153 (e)
                                                      ---------------   ----------------  ----------------     ---------------
Income from continuing operations before
      income taxes and minority interest                         335               (221)              107                 221
Income taxes                                                    (119)                85               (42)(d)             (76)
Minority interest in earnings of subsidiaries                    (24)                 -                 -                 (24)
                                                      ---------------   ----------------  ----------------     ---------------
Income from continuing operations                                192               (136)               65                 121
Income from discontinued operations                               96                  -                 -                  96
                                                      ---------------   ----------------  ----------------     ---------------
Income before extraordinary loss                                 288               (136)               65                 217
Extraordinary loss on early retirement of debt                    (9)                 -                 -                  (9)
                                                      ---------------   ----------------  ----------------     ---------------
Net income                                              $        279       $       (136)      $        65        $        208 (e)
                                                      ===============   ================  ================     ===============

Earnings per share from continuing operations
      Primary                                           $       2.57                                             $       1.57 (e)
      Assuming full dilution                                    2.52                                                     1.56


Notes:
     (a)Represents administrative costs which Registrant allocated to its contributed businesses during 1997 that will not be allocated to the Company. In addition, Registrant allocated $39 million of other administrative costs to its contributed business during 1997. These costs were assumed to be allocated to the Company in arriving at Registrant's pro forma equity income. Such allocations are currently under review, and it is uncertain how much of this amount will continue to be charged to the Company, and how much of the remainder will be eliminated.
     (b)Represents estimated interest costs (based on average short-term borrowing costs during 1997) on leased assets which were purchased by Registrant and contributed to the Company, as well as interest costs on lease obligations which were retained by Registrant with the related assets subleased to the Company for a nominal rental.
     (c)Represents Registrant's equity income from its 38% ownership in the Company, as summarized below:

                Pretax income of businesses contributed by
                     Marathon (includes a reserve of $283 million to reduce the
                          carrying value of its LIFO inventories to market)                          $         174
                     Registrant                                                                                221
                Pro forma adjustments
                     Inventory market valuation reserve (assuming that inventories contributed
                          by Registrant were valued at January 1, 1997 prices)                                (132)
                     Depreciation adjustment on revalued assets                                                 72
                     Costs retained by Registrant and Marathon
                          Interest on retained debt                                                             43
                          Administrative expenses                                                               40
                          Environmental remediation costs                                                       13
                          Interest component of lease payments                                                  20
                                                                                                  -------------------
                                                                                                               451
                Registrant's ownership percentage                                                               38%
                                                                                                  -------------------
                Registrant's share of the Company's earnings                                                   171
                Amortization of Registrant's excess investment in the Company                                  (28)
                                                                                                  -------------------
                Registrant's pro forma equity income from the Company                                $         143
                                                                                                  ===================

     (d)Income taxes on the pro forma adjustments.
     (e)Includes charges of $158 million ($96 million after income taxes or $1.36 a share) reflecting Registrant's share of reserves to reduce the carrying value of the Company's LIFO inventories to market.